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                                                                    Exhibit 99.1
Contact:

Neil Rossen
MCK Communications, Inc.
(617) 454-6122
nrossen@mck.com

MCK COMMUNICATIONS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2003 FINANCIAL RESULTS AND EARNINGS CALL

NEEDHAM, MASSACHUSETTS, JUNE 23, 2003 -- MCK Communications, Inc. (NASDAQ:
MCKC), a leading provider of distributed voice solutions for the extended enterprise, today announced financial results for its fourth quarter and fiscal year ended April 30, 2003.

Revenues for the quarter ended April 30, 2003 were $3.4 million, an increase of $250,000 or 8% over the third quarter, principally reflecting significantly improved Canadian sales. When compared to revenues of $4.6 million for the same period of the prior year, revenues for the quarter declined $1.2 million or 26%. For the year ended April 30, 2003, MCK reported revenues of $14.6 million, a decrease of $1.9 million, or 11.6%, from revenues of $16.5 million reported for the prior fiscal year.

For the quarter ended April 30, 2003, the Company recorded a net loss of $322,000 or $0.02 per share, compared to a net loss of $2.8 million, or $0.14 per share for the same quarter of the prior year. For the year ended April 30, 2003, the Company recorded a net loss of $6.1 million, or $.30 per share, compared to a net loss of $34.0 million, or $1.69 per share for the prior fiscal year.

Gross margins for the quarter of 46% were flat compared to the fourth quarter of the prior year. For the year ended April 30, 2003, gross margins improved to 51% compared to 45% in the prior fiscal year as the Company's manufacturing cost reduction measures and production-outsourcing decisions took effect.
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Other Income for the quarter was $506,000 compared with $194,000 for the comparable quarter of the prior year, representing unrealized foreign exchange gains and a one-time payment from an OEM partner.

Research and development, sales and marketing, and general and administrative expenses were $2.4 million for the quarter compared to $3.6 million in the same quarter last year, as close financial management and operational streamlining continued.

At April 30, 2003, cash and cash equivalents were $41.7 million, a reduction of approximately $125,000 from January 31, 2003, representing a significant cash burn improvement from prior quarters. There were positive non-recurring receipts of approximately $360,000, enhanced by a continued focus on cost control and reductions in inventory.

"The results for the quarter, particularly the slight increase in revenue and the substantial reduction in cash burn, were encouraging", said Tom Nolette, MCK's Acting CEO. "On the revenue side, we enjoyed significant gains in our Canadian operations, consistent U.S. channel performance and an increase in the sales of our embedded gateway products."

More information will be provided in our earnings call scheduled for June 23, 2003 at 5:00 P.M, EST. Individuals who wish to access the conference call should dial (800) 474-8920 and provide the conference ID# 742737. International dialers can access the call by dialing (719) 457-2727 and providing the same ID#. For a replay of the call, dial 888/203-1112 or 719/457-0820.

ABOUT MCK COMMUNICATIONS

MCK Communications develops and markets distributed voice solutions that cost-effectively create a more open and interconnected business telephony environment which provides
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enterprises with extended business reach, lowered communications costs and options for flexible migration to next-generation environments while empowering individuals with portable business telephony. With more than 400,000 ports shipped worldwide, ISO-9001-2000 certified MCK partners with such industry leaders as Alcatel, Anixter, Avaya, BellSouth, Catalyst Telecom, Ericsson, GBH Distributing, Iwatsu, Nortel, Panasonic, Toshiba, SBC, Sprint, Verizon and
Voda One Corp and Westcon. Headquartered in Needham, Massachusetts, the company has an R&D facility in Calgary, Alberta and field offices throughout the U.S., Canada and the U.K.

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties. We wish to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the success of our partnerships and relationships with third party manufacturers or distributors, costs related to a failure to complete the Company's proposed merger with Verso Technologies, Inc., quarterly fluctuations in operating results attributable to the timing and amount of orders for our products, the timing and replacement of legacy KTS or PBX systems with IP based systems or network-hosted voice services, the adoption of IP and/or wireless networks as mediums to transport voice, our ability to grow and maintain relationships with key KTS and PBX manufacturers, distributors and teleco partners, awareness and acceptance of our products in international markets, market acceptance of our products including single-user, multi-user and the family of PBX gateway systems, competitor offers, our ability to keep pace with rapidly changing product requirements and factors affecting the demand for remote voice technologies, price pressures, our reliance on a small number of channel partners for a significant portion of our revenue, general economic conditions and IT capital expenditure trends, and other risks detailed in our filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's website at www.sec.gov.

CONTACT:
MCK Communications, Inc.
Neil Rossen
617-454-6122
nrossen@mck.com
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MCK COMMUNICATIONS, INC.

CONDENSED BALANCE SHEET
(in thousands)


                                          April 30       April 30,
                                            2002           2003

ASSETS
Current assets:
  Cash and investments                     $44,367       $41,661
  Accounts receivable, net                   3,773         2,592
  Inventory                                  1,878         1,203
  Other current assets                         595           514
                                           -------       -------
Total current assets                        50,613        45,970

Fixed assets                                 1,529           539
Intangibles and other assets                 4,083           480

                                           -------       -------
Total assets                               $56,225       $46,989
                                           =======       =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           1,435           905
  Accrued liabilities                        5,834         2,971
                                           -------       -------
Total current liabilities                    7,269         3,876

Shareholders' equity                        48,956        43,113
                                           -------       -------
Total liabilities and
   shareholders' equity                    $56,225       $46,989
                                           =======       =======



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MCK COMMUNICATIONS, INC.
CONDENSED STATEMENT OF OPERATIONS
(in thousands, except per share data)

                                                      Three Months Ended              Year Ended
                                                          April 30,                   April 30,
                                                      2002           2003         2002          2003
                                                   -----------   -----------    ---------     ---------
                                                   (unaudited)   (unaudited)
Revenues                                            $  4,600      $  3,421      $ 16,487      $ 14,579
Cost of goods sold                                     2,500         1,838         9,096         7,169
                                                    --------      --------      --------      --------
Gross profit                                           2,100         1,583         7,391         7,410

Operating expenses:
 Research and development                              1,184           770         7,124         3,199
 Sales and marketing                                   1,403           799         9,397         4,674
 General and administrative                              995           831         4,478         2,891
 Restructuring                                         2,407           (99)        4,310           552
 Amortization of goodwill and other intangibles          318            48         2,180         1,003
 Impairment of goodwill and other intangibles             --            --        14,063         2,600
 Provision for legal settlement                           --            --         1,387            --
 Amortization of stock based compensation             (1,205)           19          (303)          143
                                                    --------      --------      --------      --------
              Total operating expenses                 5,102         2,368        42,636        15,062
                                                    --------      --------      --------      --------

Loss from operations                                  (3,002)         (785)      (35,245)       (7,652)

Other income (expense) , net                             194           506         1,287         1,616
                                                    --------      --------      --------      --------
Loss before provision for income taxes                (2,808)         (279)      (33,958)       (6,036)

Income tax provision                                      12            43            60            43
                                                    ----------------------      ----------------------
Net loss                                            $ (2,820)     $   (322)     $(34,018)     $ (6,079)
                                                    ----------------------      ----------------------

Net loss per share - basic and diluted              $  (0.14)     $  (0.02)     $  (1.69)     $  (0.30)
Basic and diluted common shares                       20,332        20,519        20,126        20,499